Pipex Pharmaceuticals Receives Equipment Loan from

Bank of Ann Arbor

Supports Pipex’s New cGMP Pharmaceutical Manufacturing Facility in Ann Arbor Michigan

Ann Arbor, Michigan, October 3, 2007 -- Pipex Pharmaceuticals, Inc. (“Pipex”) (AMEX: PP), a specialty pharmaceutical company developing innovative late-stage drug candidates for the treatment of neurologic and fibrotic diseases, announced today that it has received a $500,000 equipment loan from the Bank of Ann Arbor to support Pipex’s new cGMP pharmaceutical production facility which is primarily used for its lead product, COPREXA™ (oral tetrathiomolybdate) for neurologically-presenting Wilson’s disease and potential additional product candidates of Pipex.

Dr. Charles Bisgaier, President of Pipex, stated, “We are pleased to receive this equipment loan from Bank of Ann Arbor. As a local financial institution, they understand the depth of the experienced pharmaceutical talent and infrastructure here in Ann Arbor, MI. We are pleased to be part of this transition and the growing community of pharmaceutical and biotechnology companies that are taking advantage of the attractive pharmaceutical manufacturing conditions that are unique to Michigan.”

“Given Pipex’s transformation over the last year, we welcomed the opportunity to provide this second round of venture debt financing,” stated Michael Cole, Vice President of Bank of Ann Arbor’s technology and life science banking practice. Mr. Cole went onto say, “We look forward to continuing to grow our relationship.”

About Pipex Pharmaceuticals, Inc.

Pipex Pharmaceuticals, Inc. (“Pipex”) is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of neurologic and fibrotic diseases. Pipex’s strategy is to exclusively in-license proprietary, clinical-stage drug candidates and complete the further clinical testing, manufacturing and regulatory requirements sufficient to seek marketing authorizations via the filing of New Drug Applications (NDAs) with the FDA in the U.S. and Marketing Application Authorizations (MAAs) with the European Medicines Evaluation Agency (EMEA). For further information please visit www.pipexpharma.com.

About Bank of Ann Arbor

Bank of Ann Arbor is a locally owned and operated full service bank with total assets and assets under management of nearly $1.0 billion. Its Technology Industry Group serves the needs of the region's innovation-based business community by supporting technology and life sciences companies, angel investors and venture capital firms. For additional information please visit www.bankofannarbor.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect Pipex Pharmaceuticals, Inc. and Pipex Therapeutics, Inc. (“we” or “our”) current expectations about their future results, performance, prospects and opportunities, including statements regarding any Pipex’s cGMP facility or any use of COPREXA. Where possible, the Company has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements, including the risks set forth in our filings with the Securities and Exchange Commission. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including COPREXA™, TRIMESTA™, SOLOVAX™, EFFIRMA™ or Anti-CD4 802-2, particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals, and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.

For Further Information Contact:

Charles Bisgaier, Ph.D.

President

(734) 332-7800

Thomas Redington (Investor Relations)

Redington, Inc.

(203) 222-7399